2nd Quarter 2020 as of July 28, 2020 Nasdaq: HMST

Important Disclosures Forward-Looking Statements This presentation includes forward-looking statements, as that term is defined for purposes of applicable securities laws, about our industry, our future financial performance, business plans and expectations. These statements are, in essence, attempts to anticipate or forecast future events, and thus subject to many risks and uncertainties. These forward-looking statements are based on our management's current expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. Forward-looking statements in this presentation include, among other matters, statements regarding our business plans and strategies, general economic trends, strategic initiatives we have announced, including forecasted reductions in the Company’s cost structure and future run rates, growth scenarios and performance targets. Readers should note, however, that all statements in this presentation other than assertions of historical fact are forward-looking in nature. These statements are subject to risks, uncertainties, assumptions and other important factors set forth in our SEC filings, including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2019, our quarterly report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 8, 2020, and the subsequent Quarterly Report on Form 10-Q to be filed in early August for the quarter ended June 30, 2020. Many of these factors and events that affect the volatility in our stock price and shareholders’ response to those events and factors are beyond our control. Such factors could cause actual results to differ materially from the results discussed or implied in the forward-looking statements. These risks include, without limitation, changes in general political and economic conditions that impact our markets and our business, actions by the Federal Reserve Board and financial market conditions that affect monetary and fiscal policy, regulatory and legislative findings or actions that may increase capital requirements or otherwise constrain our ability to do business, including restrictions that could be imposed by our regulators on certain aspects of our operations or on our growth initiatives and acquisition activities, risks related to our ability to: retain adequate key personnel to operate our business, realize the expected cost savings from restructuring activities and cost containment measures that we have undertaken or have announced, continue to expand our commercial and consumer banking operations, grow our franchise and capitalize on market opportunities, cost-effectively manage our overall growth efforts to attain the desired operational and financial outcomes, manage the losses inherent in our loan portfolio, assess the novelty of the recently adopted “Current Expected Credit Losses,” or CECL, accounting standard which replaced the “Allowance for Loan and Lease Losses” accounting standard coupled with our relative inexperience with the newer standard, improve long-term shareholder value through effective use of our surplus capital, make accurate estimates of the value of our non-cash assets and liabilities, maintain electronic and physical security of customer data, respond to our restrictive and complex regulatory environment and effectively respond to the changes in the global, national, state and local markets caused by or related to the COVID-19 pandemic. Actual results may fall materially short of our expectations and projections, and we may be unable to execute on our strategic initiatives, or we may change our plans or take additional actions that differ in material ways from our current intentions. Accordingly, we can give no assurance of future performance, and you should not rely unduly on forward-looking statements. All forward-looking statements are based on information available to us as of the date hereof, and we do not undertake to update or revise any forward-looking statements for any reason. Basis of Presentation of Financial Data Unless noted otherwise in this presentation, all reported financial data is being presented as of the period ending June 30, 2020, and is unaudited, although certain information related to the year ended December 31, 2019, has been derived from our audited financial statements. All financial data should be read in conjunction with the notes in our consolidated financial statements. Non-GAAP Financial Measures Information on any non-GAAP financial measures such as core measures or tangible measures referenced in this presentation, including a reconciliation of those measures to GAAP measures, may also be found in the appendix, our SEC filings, and in the earnings release available on our web site. p. 1

Highlights and Developments Quarterly Results • Net income of $18.9 million, or $0.81 per share • Core net income of $20.2 million, or $0.86 per share • Core ROATE of 12.2% and Core ROAA of 1.12% • Core pre-provision income before income taxes of $32.0 million Strong mortgage • Efficiency ratio of 62.6% banking profitability, • Net interest margin increased to 3.12% significantly lower • Period ending cost of deposits of 0.51% on June 30, 2020 cost of deposits, and • Total noninterest bearing deposits increased to 23.3% of total the continuing deposits benefit of our • Tangible book value of $28.73 at June 30, 2020 efficiency and profitability initiative Strategic Actions contributed to solid financial • Restarted the share repurchase program and repurchased 396,795 performance shares at an average price of $24.17 during the second quarter • Approved an additional $25 million stock repurchase plan, subject to regulatory non-objection • Authorized a quarterly dividend of $0.15 per share to be paid on August 27, 2020 p. 2

Our Response to the COVID-19 Pandemic Our Employees and Impacts on our Business Communities • All deposit branches are open and operating • Originated 1,781 loans under the Paycheck by appointment only as of June 30, 2020 Protection Program (“PPP”) totaling $296 million • Nearly all non-branch employees continue to work remotely • The number of Commercial business loan forbearances have declined by 91% to $4.5 • Additional protective measures provided million through June 30, 2020 including installing plexiglass shields, enhanced sanitation protocols, limiting non- • Increase in deposit balances and customers branch visitation, social distancing policies, due to impact of pandemic and providing personal protective equipment • Year-to-date provision for credit losses of • Monitoring public health officials to modify $20.5 million to address the ongoing operations as needed uncertainty of the pandemic • HomeStreet committed an additional • Reduced expectation of real estate related cost $100,000 to workforce development programs efficiencies due to pandemic’s impact on that focus on career assistance, job training subleasing of commercial office space and placement for minority and low-income populations that have been hit hard during • Welcomed several hundred new customers the pandemic in addition to the already through our participation in PPP $750,000 committed to our communities – https://www.homestreet.com/business/ppp- customer-testimonials p. 3

Nasdaq: HMST Focus on profitability and efficiency while emerging as a Leading West • Seattle-based diversified commercial & consumer bank – company founded in Coast regional 1921 bank • Locations in all of the major coastal markets in the Western U.S. and Hawaii • 67 bank branches and primary offices • Total assets $7.4 billion p. 4

Where is HomeStreet? Retail deposit branches (62) Primary stand-alone lending centers (4) Primary stand-alone insurance office (1) Seattle Metro Washington Market Focus: • Seattle / Puget Sound & Eastern WA • Portland, OR • San Francisco / Bay Area, CA Oregon • Southern California Idaho • Hawaiian Islands Hawaii Utah California Southern California The number of offices depicted does not include four satellite offices that have a limited number of staff which report to a manager located in a separate primary office. p. 5

Strategy Focus on Commercial & Consumer Banking • Improve operating efficiency • Optimize capitalization • Grow market share in highly attractive metropolitan markets • Grow loan portfolio • Grow core deposits • Introduce smart product offerings - fast- follower of technology p. 6

The HomeStreet Brand 2019 Net Promoter Score 2019 Customer Satisfaction Survey How likely is it that you would Overall, are you satisfied or dissatisfied with the recommend HomeStreet Bank to a customer service you receive from HomeStreet Bank? friend or colleague? NPS Very Satisfied - 70% 61 Satisfied - 23% Up 5 points over 2018 National average for community banks and credit unions is 34 2019 Brand Awareness/Health Percentage of consumers that have a positive perception/awareness of the HomeStreet Bank brand when asked about topics like loan rates, community support, and convenience. Greater Puget Sound Portland Southern CA Hawaii 43% 14% 13% 27% Up 7% since 2015 Down 3% since 2015 Up 4% since 2017 Up 1% since 2015 p. 7

Net Interest Income & Margin • Increasing net interest margin • Reduced funding $ Millions Net Interest Income costs Net Interest Margin 3.11% 3.12% 2.96% 2.93% 2.87% $51.5 $49.2 $47.1 $45.5 $45.4 2Q19 3Q19 4Q19 1Q20 2Q20 p. 8

Interest-Earning Assets Investment Securities Loans Average Yield • $296 million of PPP loans originated during 2Q20 • $353 million of relatively higher- Average Balances yielding loans prepaid during 2Q20 Average Yield $ Billions Percent $7 $6.70 $6.67 5.00% $6.44 $6.33 $6.25 $6 $5 4.50% $4 4.38% $3 4.50% 4.21% 4.00% $2 4.10% $1 3.74% $0 3.50% 2Q19 3Q19 4Q19 1Q20 2Q20 p. 9

Interest-Bearing Liabilities Total Borrowings Interest Bearing Deposits Average Rate Decrease is market interest rates allowed Period End Cost of Deposits us to reprice our deposits and borrowings at lower rates Average Balances Average Yield $ Billions Percent $6 3.00% $5.17 $5.07 $5.07 $4.99 $4.94 $5 2.50% 1.80% 1.81% $4 1.69% 2.00% 1.48% $3 1.50% 1.36% $2 1.31% 1.22% 0.81% 1.00% $1 0.72% 0.50% 0.51% $0 0.00% 2Q19 3Q19 4Q19 1Q20 2Q20 p. 10

Deposits and Liquidity Balances Time Deposits Interest-Bearing Transaction & Savings Deposits $ Billions Noninterest-Bearing Transaction & Savings Deposits $6 $5.7 $5.8 $5.7 $5.3 $5.3 $5 20% 36% 37% 30% 25% $4 $3 57% 47% 47% 53% 56% $2 $1 17% 16% 17% 19% 23% $- 6/30/2019 9/30/2019 12/31/2019 3/31/2020 6/30/2020 • Deposit growth benefitted from the proceeds of PPP funds held at quarter end and organic customer growth • Noninterest bearing deposits, excluding mortgage servicing related accounts, increased by $281 million, or 36.5% during the second quarter 2020 • Deposits at de novo branches, those opened within the past five years, increased 4.6% during the quarter p. 11

Noninterest Income Noninterest Income Other $ Millions Deposit Fees Loan Servicing Income Net Gain on Mortgage Loan Origination and Sale Activities $40 $36.6 $32.6 $30 $24.6 $19.8 $21.9 $20 $10 $0 2Q19 3Q19 4Q19 1Q20 2Q20 • The 2Q20 increase was primarily due to ongoing high volumes of single family mortgage loan interest rate locks and an increase in profit margins realized • Other consists of insurance agency commissions, swap income, prepayment fee income, gain (loss) on sale of securities, and other miscellaneous income p. 12

Noninterest Expense General, Administrative and Other Noninterest Expense Information services FTE $ Millions Occupancy Compensation & Benefits $60 1,500 $50 1,221 $40 1,132 1,071 $30 996 987 1,200 $20 $10 $0 900 2Q19 3Q19 4Q19 1Q20 2Q20 • The 2Q20 increase was due primarily to increased commissions and bonuses paid on higher loan origination levels, including loans made under PPP • 2Q20 included $1.6 million of impairments related to vacant space resulting from our prior restructuring and $0.6 million of other restructuring costs, which we do not consider core to our results p. 13

Loan Portfolio Loan Composition: $5.4 Billion CRE by Property Type: $2.6 Billion (1) Other C&I (1) 8% 21% Retail 14% Single Multifamily CRE Perm 50% Family Nonowner 18% 16% Office 18% Industrial 10% Home Equity & Other Multifamily Construction by Property Type: $630 Million 9% 24% Land & Lots Construction All Types 9% 12% Custom Home Construction 26% Residential Construction A highly diversified loan portfolio by 32% product and geography. Multifamily Construction 25% CRE 8% (1) Includes owner occupied CRE p. 14

Commercial Business Lending Overview Commercial Business Balances by Industry Type as of June 30, 2020 17% 27% • Unfunded commitments total $255.5 4% million at June 30, 2020 4% $697.3M • 91% decrease in the number of 5% forbearances since March 31, 2020 7% 12% 7% 9% 8% Health Care and Social Assistance Manufacturing Professional, Scientific and Technical Services Wholesale Trade Construction Accomomodation and Food Services Waste Management and Remediation Services Transportation and Warehousing Other Services All Other p. 15

[HomeStreet]

Permanent Commercial Real Estate Lending Overview

Geographical Distribution (Balances)



CA Los Angeles County
CA Other
Oregon
Other
WA King/Pierce/Snohomish
WA Other
10%
7%
50%
10%
5%
18%
Multifamily
10%
18%
40%
27%
2%
2%
Industrial / Warehouse
13%
16%
13%
7%
6%
45%
Office
6%
18%
35%
24%
7%
10%
Retail
13%
4%
2%
6%
1%
74%
Other

Loan Characteristics

Multifamily
- Up To 30 Year Term
- $30MM Loan Amt. Max
- ≥ 1.15 DSCR
- Avg. LTV @ Orig. ~ 60%

Industrial / Warehouse
- Up To 15 Year Term
- $30MM Loan Amt. Max
- ≥ 1.25 DSCR
- Avg. LTV @ Orig. ~ 62%

Office
- Up To 15 Year Term
- $30MM Loan Amt. Max
- ≥ 1.25 DSCR
- Avg. LTV @ Orig. ~ 68%

Retail
- Up To 15 Year Term
- $30MM Loan Amt. Max
- ≥ 1.25 DSCR
- Avg. LTV @ Orig. ~ 62%

Other
- Additional property types are reviewed on a case by case basis
- Includes acquired loan types
- Examples include: hotels, schools, churches, marinas

06/30/20 Balances Outstanding Totaling $2.6 Billion

Multifamily
- Balance: $1.30B
- % of Balances: 49%
- Portfolio Avg. LTV ~ 55%(1)
- Portfolio Avg. DSCR ~ 1.42x
- Avg. Loan Size: $3.1M
- Largest Dollar Loan: $24.4M

Industrial / Warehouse
- Balance: $255M
- % of Balances: 10%
- % Owner Occupied: 46%
- Portfolio LTV ~ 54%(1)
- Portfolio Avg. DSCR ~ 1.61x
- Avg. Loan Size: $1.9M
- Largest Dollar Loan: $19.8M

Office
- Balance: $469M
- % of Balances: 18%
- % Owner Occupied: 26%
- Portfolio LTV ~ 60%(1)
- Portfolio Avg. DSCR ~ 1.70x
- Avg. Loan Size: $2.2M
- Largest Dollar Loan: $24.0M

Retail
- Balance: $373M
- % of Balances: 14%
- % Owner Occupied: 21%
- Portfolio LTV ~ 54%(1)
- Portfolio Avg. DSCR ~ 1.66x
- Avg. Loan Size: $2.3M
- Largest Dollar Loan: $18.4M

Other
- Balance: $236M
- % of Balances: 9%
- % of Owner Occupied: 63%
- Portfolio LTV ~ 40%(1)
- Portfolio Avg. DSCR ~ 1.95x
- Avg. Loan Size: $2.2M
- Largest Dollar Loan: $26.4M

- **HomeStreet lends across the full spectrum of commercial real estate lending types, but is deliberate in its effort to achieve diversification among property types and geographic areas to mitigate concentration risk.**
- **"Other" category includes loans secured by Schools ($79.3 million), Hotels ($54.7 million), and Churches ($21.0 million)**

(1) Property values as of origination date.

p. 16

HomeStreet

Construction Lending Overview

Seattle Metro | Puget Sound Other | WA Other | Portland Metro | OR Other | Hawaii | California | Utah | Idaho | Other: AZ, CO

Geographical Distribution (Balances)



26%
9%
22%
3%
2%
1%
34%
2%
3%

Custom Home Construction



1%
27%
25%
27%
3%
2%
15%

Multifamily



4%
25%
15%
26%
30%

Commercial



30%
13%
2%
5%
28%
7%
14%

Residential Construction



43%
24%
6%
8%
3%
14%

Land and Lots

Loan Characteristics

Custom Home Construction

- 12 Month Term
- Consumer Owner Occupied
- Borrower Underwritten similar to Single Family

Multifamily

- 18-36 Month Term
- ≤ 80% LTC
- Minimum 15% Cash Equity
- ≥ 1.20 DSC
- Portfolio LTV ~ 61%
- Liquidity and DSC covenants

Commercial

- 18-36 Month Term
- ≤ 80% LTC
- Minimum 15% Cash Equity
- ≥ 1.25 DSC
- ≥ 50% pre-leased office/retail
- Portfolio LTV ~59%
- Liquidity and DSC covenants

Residential Construction

- 12-18 Month Term
- LTC: ≤ 95% Presale & Spec
- Leverage, Liquid. & Net Worth Covenants as appropriate
- Portfolio LTV ~ 72%

Land and Lots

- 12-24 Month Term
- ≤ 50% -80% LTC
- Strong, experienced, vertically integrated builders
- Portfolio LTV ~ 67%

06/30/20 Balances Outstanding Totaling $630 Million

Custom Home Construction

- Balance: $161M
- Unfunded Commitments: $99M
- % of Balances: 26%
- % of Unfunded Commitments: 26%
- Avg. Loan Size: $544K
- Largest Dollar Loan: $2.1M

Multifamily

- Balance: $161M
- Unfunded Commitments: $64M
- % of Balances: 25%
- % of Unfunded Commitments: 16%
- Avg. Loan Size: $11.4M
- Largest Dollar Loan: $27.4M

Commercial

- Balance: $49M
- Unfunded Commitments: $4M
- % of Balances: 8%
- % of Unfunded Commitments: 1%
- Avg. Loan Size: $9.8M
- Largest Dollar Loan: $14.6M

Residential Construction

- Balance: $205M
- Unfunded Commitments: $215M
- % of Balances: 33%
- % of Unfunded Commitments: 55%
- Avg. Loan Size: $360K
- Largest Dollar Loan: $7.4M

Land and Lots

- Balance: $54M
- Unfunded Commitments: $8M
- % of Balances: 8%
- % of Unfunded Commitments: 2%
- Avg. Loan Size: $682K
- Largest Dollar Loan: $4.0M

Construction lending is a broad category that includes many different loan types, which possess different risk profiles. HomeStreet lends across the full spectrum of construction lending types. Additionally, our expansion into additional markets has provided an opportunity to increase geographic diversification

p. 17

Allocation of Allowance by Product Type June 30, 2020 March 31, 2020 January 1, 2020 $ Thousands Allowance for Credit Losses Reserve Reserve Reserve Reserve Reserve Reserve Amount Rate Amount Rate Amount Rate Single Family $8,070 0.93% $8,587 0.96% $6,918 0.70% Home Equity and Other 11,126 2.31% 12,408 2.36% 10,868 1.96% Total Consumer Loans $19,196 1.42% $20,995 1.48% $17,786 1.16% Non-owner Occupied CRE $7,325 0.84% $9,021 1.04% $3,853 0.43% Multifamily 5,387 0.41% 4,265 0.37% 4,038 0.40% Multifamily Construction 3,811 2.38% 3,218 2.08% 3,541 1.88% Commercial RE Construction 440 0.82% 382 0.69% 509 0.92% Single Family Construction 5,869 2.29% 6,585 2.53% 8,080 2.84% Single Family Construction to Permanent 1,515 0.93% 1,512 0.95% 1,203 0.70% Total CRE Loans $24,347 0.87% $24,983 0.94% $21,224 0.82% Owner Occupied CRE $5,641 1.23% $4,160 0.88% $1,180 0.25% Commercial Business 15,816 4.04% 8,161 1.88% 3,425 0.83% Total C&I Loans $21,457 2.52% $12,321 1.36% $4,605 0.52% Total Allowance for Credit Losses $65,000 1.30% $58,299 1.17% $43,615 0.87% p. 18

Allowance for Credit Losses Commentary • During the second quarter, the Company recorded a provision for credit losses of $6.5 million to estimate the potential credit losses related to commercial business and CRE nonowner occupied loans which were granted forbearances • In computing our allowance for credit losses, we assumed that the probability of default would be elevated for these types of loans • The reserve rate on the preceding page is calculated excluding balances related to loans that are insured by the FHA or guaranteed by the VA or SBA, including PPP loans • Forecast inputs considered Moody’s Baseline Forecast Scenario Assumptions – June 2020 • January 1, 2020, information illustrates the day 1 impact of adopting the Current Expected Credit Loss standard • Expected loss rates continue to decline due to minimal losses and stable portfolio credit composition p. 19

Forbearances as of June 30, 2020 Granted Completed Remaining Portfolio ($ in thousands) % of % of Number Amount Category Number Amount Number Amount Category Commercial Business (1) 125 $75,834 10.9% 114 $71,313 11 $4,521 0.6% Owner Occupied CRE 30 74,759 16.2% 23 53,479 7 21,280 4.6% Non-owner Occupied CRE 17 72,909 8.4% 1 1,595 16 71,314 8.2% Single Family 187 98,031 10.0% 2 1,484 185 96,547 9.8% HELOCs and Consumer 213 27,973 5.8% 4 197 209 27,776 5.7% Grand Total 572 $349,506 10.0% 144 $128,067 428 $221,439 6.3% Granted Completed Remaining Commercial Business from above ($ in thousands) % of % of Number Amount Category Number Amount Number Amount Category Dentists and Other Healthcare Providers 100 $52,926 7.6% 92 $49,006 8 $3,921 0.5% Restaurants / Bars / Entertainment 19 13,140 1.9% 16 12,539 3 601 0.1% Transportation 2 9,535 1.4% 2 9,535 - - - Real Estate Industry and Investor CRE 1 80 - 1 80 - - - Veterinarians 1 8 - 1 8 - - - All Other 2 146 - 2 146 - - - Grand Total 125 $75,834 10.9% 114 $71,313 11 $4,521 0.6% p. 20

Loan Forbearances Commentary • Forbearances granted for commercial business loans and CRE nonowner occupied loans were generally for a period of 3 months while the forbearances for single family, HELOCs and consumer loans were generally for a period of 3 to 6 months • As of June 30, 2020, 88% of the commercial and industrial loans granted forbearance have completed their forbearance period and have started resuming payments and only 3% of the borrowers have requested a second forbearance period • Of the 138 commercial and commercial real estate loans that completed forbearances, only four are past due or on non-accrual • The forbearance periods for the majority of the loans granted forbearance that were not completed as of June 30, 2020 are scheduled to be completed in the third quarter of 2020 • We surveyed 95% of commercial business borrowers receiving deferrals, of which 80% considered it unlikely that a future deferral would be needed p. 21

Outlook p. 22

Key Drivers Guidance Metric Outlook Comments • Increases in commercial real estate, construction, and commercial Average Loans Held for Increasing lending as lending pipelines are rebuilt Investment • Forgiveness of PPP related loans • Increase in both consumer and business deposits Average Deposits Increasing • Outflow of PPP related funds through the end of 2020 • Lower cost of funds as deposits continue to reprice down due to lower market interest rates Net Interest Margin Increasing • Lower interest earning asset yields as higher yielding loans prepay and are replaced by lower yielding, current market rate originations Stable to • Potential for decline in volume and profitability of single family rate Noninterest Income Decreasing locks • Elevated commission expense as loan pipeline remains robust • Continued benefits from efficiency and profitability initiatives Noninterest Expense Stable • Potential increase in FTE to process high single family mortgage banking volume The information in this presentation, particularly including but not limited to that presented on this slide, is forward-looking in nature, and you should review Item 1A, “Risk Factors,” in our most recent SEC filings including our Annual Report on Form 10-K for the year ended December 31, 2019, for a list of factors that may cause us to deviate from our plans or to fall short of our expectations. p. 23

Appendix p. 24

Loans Held for Investment Balance Trend Balances Jun. 30, 2020 Mar. 31, 2020 Dec. 31, 2019 Sep. 30, 2019 Jun. 30, 2019 $ Millions Single Family $983 18% $989 20% $1,073 21% $1,191 23% $1,262 24% Home Equity and Other 485 9% 526 10% 553 10% 589 11% 611 11% Total Consumer Loans $1,468 27% $1,515 30% $1,626 31% $1,780 34% $1,873 35% Non-owner Occupied CRE $868 16% $872 17% $896 18% $796 15% $768 15% Multifamily 1,306 24% 1,167 23% 999 20% 922 18% 998 18% Construction / Land Development 630 12% 627 12% 702 14% 762 15% 779 15% Total CRE Loans $2,804 52% $2,666 52% $2,596 52% $2,480 48% $2,545 48% Owner Occupied CRE $463 8% $473 9% $477 9% $476 9% $470 9% Commercial Business 697 13% 439 9% 415 8% 446 9% 444 8% Total C&I Loans $1,160 21% $912 18% $892 17% $922 18% $914 17% Total Loans Held for Investment $5,432 100% $5,093 100% $5,115 100% $5,183 100% $5,331 100% p. 25

Loan Originations and Advances Trend Originations and Advances Jun. 30, 2020 Mar. 31, 2020 Dec. 31, 2019 Sep. 30, 2019 Jun. 30, 2019 $ Millions Single Family $123 15% $62 9% $56 7% $74 12% $81 12% Home Equity and Other 32 4% 43 7% 44 5% 60 10% 76 11% Total Consumer Loans $155 19% $105 16% $100 12% $134 22% $157 23% Non-owner Occupied CRE $4 1% $37 5% $126 15% $37 6% $29 4% Multifamily 191 23% 280 42% 342 41% 161 27% 203 29% Construction / Land Development 138 16% 159 24% 181 22% 190 31% 205 30% Total CRE Loans $333 40% $476 71% $649 78% $388 64% $437 63% Owner Occupied CRE $6 - $17 3% $38 5% $27 5% $35 5% Commercial Business 340 41% 69 10% 46 5% 56 9% 65 9% Total C&I loans $345 41% $86 13% $84 10% $83 14% $100 14% Total $833 100% $667 100% $833 100% $605 100% $694 100% p. 26

HomeStreet

Results of Operations

$ Thousands	3 Months Ended Jun. 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019
Net Interest Income	$51,496	$45,434	$45,512	$47,134	$49,187
Provision for Credit Losses	6,469	14,000	(2,000)	-	-
Noninterest Income	36,602	32,630	21,931	24,580	19,829
Noninterest Expense	57,652	55,184	53,215	55,721	58,832
Income from Continuing Operations (1)					
Before Income Tax	23,977	8,880	16,228	15,993	10,184
Total	18,904	7,139	13,105	13,665	8,892
Income per Share – Diluted	0.81	0.30	0.54	0.54	0.32
Core Net Income (1)					
Total	20,155	8,116	14,957	14,388	10,173
Income per Share – Diluted	0.86	0.34	0.61	0.58	0.38
Pre-Provision Income Before Income Taxes					
From Continuing Operations	30,446	22,880	14,228	15,993	10,184
Core (1)	32,033	24,095	16,520	16,840	11,651
Tangible BV/Share(1)	$28.73	$27.52	$27.02	$26.83	$26.34
Net Interest Margin	3.12%	2.93%	2.87%	2.96%	3.11%
Core ROAA – Continuing Operations(1)	1.12%	0.48%	0.87%	0.82%	0.56%
Core ROATCE – Continuing Operations (1)	12.2%	4.9%	9.0%	8.8%	5.8%
Efficiency Ratio (1)	65.4%	70.7%	78.9%	77.7%	85.2%
Full-Time-Equivalent Employees	987	996	1,071	1,132	1,221
Tier 1 Leverage Ratio (Bank)	9.79%	10.06%	10.56%	10.17%	9.86%
Total Risk-Based Capital (Bank)	14.08%	13.95%	14.37%	14.37%	14.15%
Tier 1 Leverage Ratio (Company)	9.73%	10.15%	10.16%	10.04%	10.12%
Total Risk-Based Capital (Company)	13.48%	13.50%	13.40%	13.69%	13.95%

(1) See appendix for reconciliation of non-GAAP financial measures.

p. 27

HomeStreet

Selected Balance Sheet and Other Data

$ Thousands, except share and per share data	Quarter Ended				
	Jun. 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019
Loans Held For Sale	$303,546	$140,527	$208,177	$172,958	$145,252
Loans Held for Investment, net	5,367,278	5,034,930	5,072,784	5,139,108	5,287,859
Allowance for Credit Losses	65,000	58,299	41,772	43,437	43,254
Investment Securities	1,171,821	1,058,492	943,150	866,736	803,819
Total Assets	**7,351,118**	**6,806,718**	**6,812,435**	**6,835,878**	**7,200,790**
Deposits	5,656,321	5,257,057	5,339,959	5,804,307	5,590,893
Borrowings	713,590	558,590	471,590	5,590	387,590
Long-Term Debt	125,744	125,697	125,650	125,603	125,556
Total Shareholders' Equity	**694,649**	**677,314**	**679,723**	**691,136**	**723,910**
Other Data:					
Tangible Book Value per Share[1]	28.73	27.52	27.02	26.83	26.34
Shares Outstanding	23,007,400	23,376,793	23,890,855	24,408,513	26,085,164
Loans HFI to Deposit Ratio	101.4%	99.6%	99.7%	92.3%	98.0%
Asset Quality:					
ACL to Total Loans	1.30%[2]	1.17%[2]	0.87%[2]	0.84%	0.81%
ACL to Nonaccrual Loans	296.7%	449.3%	324.8%	349.3%	435.6%
Nonperforming Assets to Total Assets	0.31%	0.21%	0.21%	0.21%	0.16%
Nonperforming Assets	$22,642	$14,318	$14,254	$14,186	$11,683

(1) See appendix for reconciliation of non-GAAP financial measures.
(2) The reserve ratio is calculated excluding balances related to loans that are insured by the FHA or guaranteed by the VA or SBA, including PPP loans

p. 28

[HomeStreet]

Credit Quality

	Jun. 30, 2020		Mar. 31, 2020		Dec. 31, 2019		Sep. 30, 2019		Jun. 30, 2019	
$ Thousands	HMST	Group Median	HMST	Group Median	HMST	Group Median	HMST	Group Median	HMST	Group Median
Nonperforming Assets(1)	$22,642	--	$14,318	--	$14,254	--	$14,186	--	$11,683	--
Nonperforming Loans	$21,907	--	$12,975	--	$12,861	--	$12,433	--	$9,930	--
OREO	$735	--	$1,343	--	$1,393	--	$1,753	--	$1,753	--
Nonperforming Assets/Total Assets(1)	0.31%	(3)	0.21%	0.24%	0.21%	0.23%	0.21%	0.26%	0.16%	0.16%
Nonperforming Loans/Total Loans	0.40%	(3)	0.25%	0.33%	0.25%	0.31%	0.24%	0.32%	0.19%	0.31%
Total Delinquencies/Total Loans	0.94%	(3)	0.86%	0.80%	0.86%	0.53%	0.87%	0.55%	0.85%	0.41%
Total Delinquencies/Total Loans, Adjusted(2)	0.51%	(3)	0.28%	0.64%	0.31%	0.41%	0.28%	0.38%	0.21%	0.41%
ACL/Nonperforming Loans (NPLs)	296.7%	(3)	449.3%	405.82%	324.8%	354.13%	349.4%	339.73%	435.6%	457.32%

The credit comparison group -- selected in consultation with our regulators, comprising banks with similar geographic footprint and loan portfolio characteristics -- consists of: Alpine Bank, Avidbank, Banc of California, Bank of Marin, Bank of the Sierra, Banner Bank, Cashmere Valley Bank, Cathay Bank, Central Valley Community Bank, Coastal Community Bank, Commercial Bank of California, CTBC Bank Corp., Exchange Bank, Farmers & Merchants Bank of Long Beach, First Choice Bank, First Financial Northwest Bank, Five Star Bank, Heritage Bank, Heritage Bank of Commerce, Kitsap Bank, Manufacturers Bank, Mechanics Bank, Montecito Bank & Trust, Oak Valley Community Bank, Opportunity Bank of Montana, Pacific Mercantile Bank, Pacific Premier Bank, Pacific Western Bank, Peoples Bank, Poppy Bank, Preferred Bank, Royal Business Bank, Silvergate Bank, Sunwest Bank, Tri Counties Bank, Umpqua Bank, Washington Federal Bank NA, and Washington Trust Bank. This group is not used for any other comparative purposes by HomeStreet.

(1) Nonperforming assets includes nonaccrual loans and OREO; excludes performing TDRs and SBAs.
(2) Total delinquencies and total loans – adjusted (net of Ginnie Mae EBO loans (FHA/VA loans) and guaranteed portion of SBA loans).
(3) Not available at time of publishing.

p. 29

HomeStreet

Non-GAAP Financial Measures

$ Thousands, Except Share Data	3 Months Ended				
	Jun. 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019
Tangible Book Value per Share					
Shareholders' Equity	$694,649	$677,314	$679,723	$691,136	$723,910
Less: Goodwill and Other Intangibles	(33,563)	(33,908)	(34,252)	(36,341)	(36,771)
Tangible Shareholders' Equity	$661,086	$643,406	$645,471	$654,795	$687,139
Common Shares Outstanding	23,007,400	23,376,793	23,890,855	24,408,513	26,085,164
Computed Amount	$28.73	$27.52	$27.02	$26.83	$26.34
Return on Avg. Tangible Equity-Core					
Average Shareholders' Equity	$698,521	$691,292	$701,018	$693,475	$741,330
Less: Avg. Goodwill and Other Int.	(33,785)	(34,125)	(35,050)	(36,617)	(36,604)
Avg. Tangible Shareholders' Equity	$664,736	$657,167	$665,968	$656,858	$704,726
Net Income from Cont. Operations	$18,904	$7,139	$13,105	$13,665	$8,892
Adjustments (tax effected)					
Lease Impairment Costs	1,263	170	857	-	196
Other Restructuring Charges	434	807	995	725	1,085
Contingent Payout	(446)	-	-	-	-
Core Earnings	$20,155	$8,116	$14,957	$14,388	$10,173
Ratio	12.2%	4.9%	9.0%	8.8%	5.8%
Return on Average Tangible Equity					
Average Shareholders' Equity	$698,521	$691,292	$701,018	$693,475	$741,330
Less: Avg. Goodwill and Other Int.	(33,785)	(34,125)	(35,050)	(36,617)	(36,604)
Avg. Tangible Shareholders' Equity	$664,736	$657,167	$665,968	$656,858	$704,726
Net Income	$18,904	$7,139	$13,105	$13,665	$8,892
Ratio	11.4%	4.4%	7.9%	8.3%	5.1%

p. 30

Non-GAAP Financial Measures (cont) $ Thousands, 3 Months Ended Except Share Data Jun. 30, 2020 Mar. 31, 2020 Dec. 31, 2019 Sep. 30, 2019 Jun. 30, 2019 Return on Average Assets - Core Average Assets $7,207,996 $6,825,993 $6,863,954 $7,004,208 $7,301,714 Core Earnings 20,155 8,116 14,957 14,388 10,173 Ratio 1.12% 0.48% 0.87% 0.82% 0.56% Efficiency Ratio Noninterest Expense Total $57,652 $55,184 $53,215 $55,721 $58,832 Adjustments: Lease Impairment Costs (1,602) (211) (1,061) - (225) Other Restructuring Charges (551) (1,004) (1,231) (847) (1,242) State of Washington Taxes (675) (512) (507) (420) (525) Adjusted Total $54,824 $53,457 $50,416 $54,454 $56,840 Noninterest Income Net Interest Income $51,496 $45,434 $45,512 $47,134 $49,187 Noninterest Income 36,602 32,630 21,931 24,580 19,829 Adjustments Contingent Payout (566) - - - - Adjusted Total $87,532 $78,064 $67,443 $71,714 $69,016 Ratio 62.6% 68.5% 74.8% 75.9% 82.4% Core Diluted EPS Core Earnings $20,155 $8,116 $14,957 $14,388 $10,173 Fully Diluted Shares 23,479,845 23,860,280 24,469,891 24,625,938 26,802,130 Ratio $0.86 $0.34 $0.61 $0.58 $0.38 p. 31

Non-GAAP Financial Measures (cont) $ Thousands, 3 Months Ended Except Share Data Jun. 30, 2020 Mar. 31, 2020 Dec. 31, 2019 Sep. 30, 2019 Jun. 30, 2019 Pre-provision Earnings Before Tax-Core Total Revenues - Core $87,532 $78,064 $67,443 $71,714 $69,016 Noninterest Expense - Core 54,824 53,457 50,416 54,454 56,840 State of Washington Taxes (675) (512) (507) (420) (525) Total $32,033 $24,095 $16,520 $16,840 $11,651 Effective Tax Rate 21.2% 19.6% 19.2% 14.6% 12.7% To supplement our unaudited condensed financial statements presented in accordance with GAAP, we use certain non-GAAP measures of financial performance. These supplemental performance measures may vary from, and may not be comparable to, similarly titled measures provided by other companies in our industry. Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. A non-GAAP financial measure may also be a financial metric that is not required by GAAP or other applicable requirement. We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by providing additional information used by management that is not otherwise required by GAAP or other applicable requirements. Our management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing out operating results and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate a comparison of our performance to prior periods. We believe these measures are frequently used by securities analysts, investors and other interested parties. In the evaluation of companies in our industry. However, these non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures prepared in accordance with GAAP. In the information below, we have provided a reconciliation of, where applicable, the most comparable GAAP financial measures to the non-GAAP measures used in this press release, or a reconciliation of the non-GAAP calculation of the financial measure. In this presentation, we use (i) tangible common equity and tangible assets as we believe this information is consistent with the treatment by bank regulatory agencies, which excluded intangible assets from the calculation of capital ratios; (ii) core earnings which exclude certain nonrecurring charges primarily related to our discontinued operations and restructuring as we believe this measure is a better comparison to be used for projecting future results; (iii) core pre-provision income before taxes which excludes the provision for credit losses as we believe this provides a better understanding of our current and future results after excluding the substantial provision for credit losses required under CECL and the current COVID-19 economic conditions; and (iv) an efficiency ratio which is the ratio of noninterest expenses to the sum of net interest income and noninterest income, excluding certain one-time items of income or expense and excluding taxes incurred and payable to the state of Washington as such taxes are not classified as income taxes and we believe including them in noninterest expenses impacts the comparability of our results to those companies whose operations are in states where assessed taxes on business are classified as income taxes. p. 32